UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 23, 2010

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

Del Monte Foods Company’s 2010 Annual Meeting of Stockholders was held on September 23, 2010. At the meeting:

1)	Victor L. Lund, Joe L. Morgan and David R. Williams were elected as directors of Del Monte Foods Company to hold office for one-year terms;

2)	the amendment and restatement of the Del Monte Foods Company Certificate of Incorporation to eliminate supermajority voting provisions was approved; and

3)	the appointment of KPMG LLP as Del Monte Foods Company’s independent registered public accounting firm for its fiscal year ending May 1, 2011 was ratified.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1)	Election of Victor L. Lund, Joe L. Morgan and David R. Williams as directors of Del Monte Foods Company to hold office for one-year terms

	Number of Votes

Nominee	For	Against	Abstentions	Broker Non-Votes

Victor L. Lund	155,420,449	3,178,751	170,286	15,468,263

Joe L. Morgan	155,690,007	2,915,754	163,725	15,468,263

David R. Williams	155,717,224	2,895,703	156,559	15,468,263

2)	Approval of the amendment and restatement of the Del Monte Foods Company Certificate of Incorporation to eliminate supermajority voting provisions

Number of Votes

For	Against	Abstentions	Broker Non-Votes

172,790,176	695,660	751,913	-

3)	Ratification of the appointment of KPMG LLP as Del Monte Foods Company’s independent registered public accounting firm for its fiscal year ending May 1, 2011

Number of Votes

For	Against	Abstentions	Broker Non-Votes

171,088,185	2,961,352	188,212	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: September 23, 2010	By: /s/ James Potter
	Name:	James Potter
	Title:	Secretary

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